AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2001

                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                    PURADYN FILTER TECHNOLOGIES INCORPORATED
            (Exact name of registration as specified in its charter)



         Delaware                                        14-1708544
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)



                              3020 High Ridge Road
                                    Suite 100
                             Boynton Beach, FL 33426
                                 (561) 547-9499
          (Address and Telephone Number of Principal Executive Offices)



                     2000 Non-Employee Directors' Stock Plan
                                       and
                       Compensatory Plan with Oscar Otero
                            (Full Title of the Plan)


                                   Copies to:

             Richard C. Ford                        Steven I. Weinberger, Esq.
         Chief Executive Officer                       Atlas Pearlman, P.A.
Puradyn Filter Technologies Incorporated            350 East Las Olas Boulevard
          3020 High Ridge Road                              Suite 1700
                Suite 100                            Fort Lauderdale, FL 33301
         Boynton Beach, FL 33426                          (954) 763-1200
             (561) 547-9499

                         CALCULATION OF REGISTRATION FEE


                                                      Proposed              Proposed
                                                       maximum               maximum
                                                      offering              aggregate            Amount of
  Title of securities         Amount to be            price per             offering           registration
   to be registered            registered             share                 price                   fee

Common Stock, $.001
par value per share (1)       170,000 shares            $3.03             $515,100                  $128.78

Common Stock, $.001
par value per share (2)       220,000 shares            $5.88           $1,293,600                $  323.40

Common Stock, $.001
par value per share (2)         7,500 shares            $6.50         $     48,750               $    12.19

Common Stock, $.001
par value per share (2)         2,500 shares            $4.81         $     12,025              $      3.01

Common Stock, $.001
par value per share (3)        50,000 shares            $3.88           $  194,000               $    48.50
                                                                                                 ----------
                                                                                                  $  515.88


(1) Calculated in accordance with Rule 457 based upon the average of the closing bid and asked prices on September 6, 2001.

(2) Calculated in accordance with Rule 457 based upon the price at which outstanding options are exercisable.

(3) Calculated in accordance with Rule 457 based upon the price at which outstanding warrants are exercisable.

PROSPECTUS

                    PURADYN FILTER TECHNOLOGIES INCORPORATED

                         450,000 SHARES OF COMMON STOCK

                                ($.001 PAR VALUE)

                             Issued Pursuant to the
                     2000 Non-Employee Directors' Stock Plan
                                       and
                       Compensatory Plan with Oscar Otero

         This prospectus forms a part of a registration statement which registers an aggregate of 450,000 shares of common stock, that are collectively referred to as the "Shares", of Puradyn Filter Technologies Incorporated ("Puradyn", "we", "us" or "our"). The Shares may be issued to our non- employee directors upon the exercise of non-qualified stock options to purchase shares of our common stock under our 2000 Non-Employee Directors' Stock Plan (the "Plan"). Shares may also be issued upon exercise of certain warrants we have issued under a consulting agreement to which we are a party. Individuals or entities that are issued Shares are sometimes collectively referred to as the "selling security holders." This prospectus also covers the resale of shares by persons who are our "affiliates" within the meaning of federal securities laws. Those selling security holders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales of Shares by selling security holders.

         No person has been authorized by us to give any information or to make any representa tion other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

                                   ----------

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.



               The date of this prospectus is September __, 2001.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

         o Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2000, filed on August 9, 2001;

         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 31, 2001;

         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on August 15, 2001; and

         o        Definitive Information Statement filed August 15, 2001.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Puradyn Filter Technologies Incorporated, 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426.


                                   THE COMPANY

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. YOU ARE URGED TO READ THIS PROSPECTUS CAREFULLY AND IN ITS ENTIRETY.

         Puradyn owns the rights to manufacture, market and distribute worldwide the Puradyn(R) by-pass oil filtration system (the "Puradyn") for use with substantially all internal combustion engines and hydraulic equipment that use lubricating oil. The Puradyn(R) cleans oil by continually removing solid and liquid contaminants from the oil through a sophisticated and unique filtration and evaporation process. The Puradyn(R) has been used successfully to substantially extend oil-drain intervals and to extend the time between engine overhauls to up to three times longer than traditional intervals. We also manufacture and sell disposable replacement filter elements for the Puradyn(R), including our recently introduced PFT Filter Plus, patented replacement element. By keeping the oil continually clean, the Puradyn(R) effectively extends engine life and dramatically reduces new oil purchases as well as maintenance time and the costs and environmental concerns involved in the storage and disposal of waste oil.

         We have also developed and sell a Hydraulic Batch System, which is mounted on a handcart for mobility. The Batch System was developed to clean 55-gallon drums of used hydraulic oils, which substantially reduces oil purchases as well as the high costs of storing and disposing of used oil in compliance with environmental regulations. The Hydraulic Batch System consists primarily of two 60-quart Puradyns(R), a preheater, a pump and other miscellaneous parts.

         Puradyn distributes its products, domestically and internationally, through a network of affiliated and unaffiliated distributors. Our wholly-owned subsidiary, Puradyn Filter Technologies, Limited, operates from the United Kingdom and generates sales to Europe, the Middle East, the former Soviet Union, Egypt and South Africa. We have also established distribution arrangements with unaffiliated parties who market our products in various countries including Thailand, Columbia, Panama, Pakistan, Hong Kong and China. We have also been assigned National Stocking Numbers that permit our products to be sold to the Unites States government and its agencies.

         Our principal offices are located at 3020 High Ridge Road, Suite 100, Boynton Beach, FL 33426 and our telephone number is (561) 547-9499.

             RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

         Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact the company's financial condition and results of operations.

POTENTIAL FOR CONTINUING LOSSES AND ACCUMULATED DEFICIT AFFECTS OUR OUTLOOK

         Prior to 1995, Puradyn was engaged in limited sales activities. Consequently, we have had a limited operating history upon which an evaluation of our prospects and performance can be made. Puradyn's prospects must be considered in light of risks, expenses, difficulties and delays frequently encountered in connection with the formation and early phase of operation of a new business, the development and commercialization of new products based on innovative technology and the high level of competition in the industry in which we operate.

         Puradyn has had significant losses in each year of its operations. These net losses include $(7,089,393), $(3,585,028) and $(1,765,096) for the years ended December 31, 2000 and 1999, and the six months ended June 30, 2001, respectively. In addition, we have an accumulated deficit, which amounted to approximately $23,593,957 as of June 30, 2001. It is likely that losses will continue until such time, as Puradyn is able to generate a level of revenue sufficient to offset these continuing early-phase expenditures. While we are optimistic that a market for the Puradyn will develop, there can be no assurance that we will be able to successfully implement our business strategy, that our revenues will increase substantially in the future, or that we will ever be able to achieve significant profitable operations.

OUR PRODUCTS MAY NOT SATISFY OUR CUSTOMERS' NEEDS

         Our success will depend in part upon the ability of our products to meet targeted performance and cost objectives, and will also depend upon their timely introduction into the marketplace. We will be required to commit considerable time, effort and resources to finalize development of our proposed products and product enhancements. Although we anticipate that the development of our products and technology will be successfully concluded, product development efforts are subject to all of the risks inherent in the development of new products and technology (including unanticipated delays, expenses and difficulties). In addition, we can provide no assurance that our products will satisfactorily perform the functions that our customers anticipate, that they will meet applicable price or performance objectives or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in their development.

WE MAY NOT BE ABLE TO OBTAIN MARKET ACCEPTANCE FOR THE PURADYN

         To date, we have generated limited revenues from the sale of our products, which have achieved limited market acceptance. Demand for our products and proposed products will depend principally upon consumer demand for the Puradyn. The oil filtration industry has historically been competitive, and as is typically the case with innovative products, the ultimate level of demand for our products is subject to a high degree of uncertainty. Developing market acceptance for our products will require substantial marketing and sales efforts and the expenditure of a significant amount of funds to inform consumers of the benefits and cost advantages of our products and achieve name recognition. We cannot assure you that we will be able to penetrate existing markets on a wide scale basis or position our products to appeal to mainstream consumer markets or that any marketing efforts undertaken by us will result in increased demand for or market acceptance of our products. Puradyn relies, and intends to continue to rely, in part, on arrangements with third parties for the marketing of our products, including arrangements with distributors and other strategic partners. We cannot assure you that they or the company will be able to successfully market Puradyn's products or that their efforts will result in any significant increase in revenues.

WE ARE DEPENDENT ON SUPPLIERS AND THEIR LOSS COULD HAVE A SIGNIFICANT IMPACT ON
US

         A substantial portion of the component parts of our products are manufactured by various suppliers for assembly by Puradyn. We believe our relationships with our suppliers are satisfactory and that alternative suppliers are available if relationships falter or existing suppliers are unable to keep up with the Puradyn's requirements. However, we cannot assure you that our current or future suppliers will be able to meet our requirements on commercially reasonable terms or within scheduled delivery times. An interruption of Puradyn's arrangements with suppliers could cause a delay in the production of our products for timely delivery to distributors and customers. The absence of suitable manufacturing arrangements would have a material adverse effect on our operations.

WE ARE DEPENDENT ON DISTRIBUTORS AND THEIR LOSS COULD HAVE A SIGNIFICANT IMPACT ON US

         Puradyn currently sells a relatively small portion of its products through distributors for resale to other distributors or customers, and is dependent to some extent upon acceptance of its products by these distributors, customers, and their active marketing and distribution efforts relating to Puradyn's products. Most of the distributors to whom we sell products, including those that are contractually obligated to purchase our products in order to maintain their distribution territories, could discontinue carrying our products at any time. Due to increasing competition, distributors are increasingly in a stronger position to negotiate favorable terms of sale, including price discounts and product return policies. We cannot assure you that Puradyn will be able to increase or maintain its distribution, and as a result, our operating results could be adversely affected.

COMPETITION MAY ADVERSELY AFFECT OUR OPERATIONS

         Although there is limited competition in the electric mobile oil filtration system market, the market for full-flow oil filters, in general, and by-pass oil filters, in particular, is characterized by intense competition. To the extent that our products reduce oil consumption, full-flow oil filter sales and disposal costs and extend engine life, Puradyn's products compete with, or affect the sales of many well-established companies. These companies have substantially greater financial, technical, personnel and other resources than Puradyn and have established reputations for success in the development, licensing and sale of their products and technology. Certain of these competitors have the financial resources necessary to enable them to withstand substantial price competition or downturns in their markets. In addition, certain companies may be expected to develop technologies or products, which may be functionally similar to some or all of those being developed by us. Industry standards with respect to the markets for the technology and products being developed by Puradyn may be characterized as evolving, which often results in product obsolescence or short product life cycles. Accordingly, the ability of Puradyn to compete will depend on its ability to complete development and introduce into the marketplace in a timely manner its proposed products and technology, to continually enhance and improve such products and technology, to adapt its proposed products to be compatible with specific products manufactured by others, and to successfully develop and market new products and technology. We cannot assure you that Puradyn will be able to compete successfully, that its competitors or future competitors will not develop technologies or products that render our products and technology obsolete or less marketable or that Puradyn will be able to successfully enhance its proposed products or technology or adapt them satisfactorily.

WE ARE DEPENDENT ON KEY PERSONNEL AND THEIR LOSS WOULD ADVERSELY AFFECT OUR OPERATIONS

         The success of Puradyn will be largely dependent on the efforts of the members of the management of the company. Puradyn has not as yet entered into employment agreements with some members of the management, and we cannot assure you that these persons will continue their employment with Puradyn. The loss of the services of one or more key personnel could have a material adverse effect on our ability to maximize use of our products and technologies or to develop related products and technologies. The success of Puradyn also is dependent upon its ability to hire and retain qualified executive, engineering and marketing personnel. We cannot assure you that Puradyn will be able to hire or retain such necessary personnel. Puradyn does not presently have "key man" life insurance with respect to members of its management, except with respect to $1M coverage on the life of Kevin Kroger, our President and Chief Operating Officer.

WE MARKET A LIMITED NUMBER OF RELATED PRODUCTS WHICH MAKE US VULNERABLE IF OUR PRODUCTS DO NOT GAIN MARKET ACCEPTANCE

         Although Puradyn has taken steps to broaden its product offerings, sales of the Puradyn and related products and enhancements are expected to continue to account for a substantial portion of our sales for the foreseeable future. Future growth will depend upon acceptance of the Puradyn by a broader group of customers. If we fail to achieve broader acceptance of our products, this will have a material adverse effect on our financial condition and results of operations. In addition, any factors adversely affecting the Puradyn, such as the introduction of superior products or shifts in the needs of the marketplace, would have a material adverse effect on our financial condition and results of operations.

THERE ARE RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS AND INTERNATIONAL DISTRIBUTION

         In 2000, we formed a subsidiary in England for distribution throughout Europe, Africa and the Middle East. These foreign operations are subject to a number of risks, including longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, the burden of complying with a variety of foreign laws, greater difficulty in accounts receivable collection, potentially adverse tax consequences, currency fluctuations and political and economic instability. Additionally, the protection of our intellectual property may be more difficult to enforce outside of the United States. In the event that we are unsuccessful in expanding our international operations, the imposition of exchange or price controls or other restrictions on foreign currencies could materially affect our business, operating results and financial condition.

OUR INTELLECTUAL PROPERTY RIGHTS MAY NOT PROVIDE MEANINGFUL PROTECTION FOR US

         Puradyn's success is heavily dependent upon its proprietary technology. Puradyn relies on a combination of contractual rights, patents, trade secrets, trademarks, non-disclosure agreements and technical measures to establish and protect its proprietary rights.

         We cannot assure you that the steps taken by Puradyn to protect its proprietary rights will be adequate to prevent misappropriation of the technology or independent development by others of products with features based upon, or otherwise similar to, those of our products. In addition, although we believe that its technology has been independently developed and does not infringe on the proprietary rights of others, we cannot assure you that Puradyn's technology does not and will not infringe or that third parties will not assert infringement claims against Puradyn in the future. In the case of infringement, Puradyn would, under certain circumstances, be required to modify its products or obtain a license. We cannot assure you that Puradyn would be able to do either in a timely manner, or upon acceptable terms and conditions, and this failure could have a material adverse effect on us. In addition, the company may not have the resources to defend a patent infringement or other proprietary rights infringement action.

         Certain of our patents will expire in June 2008. We have patents for a redesigned Puradyn (the basis for the next generation of the Puradyn products), and the PFT Filter Plus which have been issued in the United States and certain other foreign countries in 1997, a U.S. patent for its new oil flow meter and a U.S. patent issued in 1998 on another method of introducing additives into the oil. These patents expire from May 2014 to October 2016. Also, we recently filed a provisional application for our new chemical grafting process (CGP), a technology designed to enhance the filtration efficiency of specified media. These patents may not withstand competitive threats to their patentability or, in the case of the redesigned Puradyn, be developed into commercially viable products. The expiration of these patents may have an adverse competitive effect on us and patents pending for these new products in various foreign countries may not be issued and may not provide meaningful proprietary protection.

WE WILL LIKELY EXPERIENCE FLUCTUATIONS IN OPERATING RESULTS WHICH WILL EXPOSE US TO GREATER UNCERTAINTIES

         Puradyn's operating results may fluctuate significantly from period to period as a result of a variety of factors, including product returns, purchasing patterns of consumers, the length of Puradyn's sales cycle to key customers, distributors and other strategic partners, the timing of the introduction of new products and product enhancements by Puradyn and its competitors, technological factors, variations and effectiveness in sales by product, salesperson, and distribution channel, and competitive pricing. Consequently, product revenues may vary significantly by quarter, and our operating results may experience significant fluctuations.

OUR ABILITY TO RAISE CAPITAL TO FUND OPERATIONS IS LIMITED

         Our operating results to date have been net losses and have required cash from investors and loans from third parties and from related parties. Our ability to raise capital to fund future operations is limited and cannot be relied upon if present working capital funds and investments are depleted.

THERE IS ONLY A LIMITED PUBLIC MARKET FOR OUR SHARES AND IF AN ACTIVE MARKET DOES NOT DEVELOP, INVESTORS MAY HAVE DIFFICULTY SELLING THEIR SHARES

         There is a limited public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that trading market might become. If a trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive. As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when he/she desires to sell.

                 PURADYN 2000 NON-EMPLOYEE DIRECTORS' STOCK PLAN

INTRODUCTION

         The following descriptions summarize certain provisions of our 2000 Non-Employee Directors' Stock Plan. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan has been filed as an exhibit to the registration statement of which this prospectus is a part. Each person receiving an option under the Plan should read the Plan in its entirety.

         The purpose of the Plan is to encourage stock ownership by our non-employee directors and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. On November 8, 2000, our Board of Directors adopted the Plan. As of August 28, 2001, options to purchase 230,000 shares had been granted.

         Since options are available only to non-employees, options will not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

ELIGIBILITY

         Only our non-employee directors, including non-employee advisory directors (each, a "Participant"), are eligible to receive options under the Plan.

ADMINISTRATION

         The Plan is administered by our board of directors or an underlying committee. The board of directors or the committee determines from time to time those of our non-employee directors to whom options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the dates such options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the board or committee. Any other actions by the board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the directors who are not then eligible to participate in the Plan.

SHARES SUBJECT TO AWARDS

         We have reserved 400,000 of our authorized but unissued shares of common stock for issuance under the Plan, and a maximum of 400,000 shares may be issued (subject to adjustment in the event of certain changes in our capitalization), without further action by our board of directors or shareholders. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which an option may be granted to any person. Shares used for options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.

         In the event any dividend or other distribution (whether in the form of cash, shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidated, spin-off, combination, repurchase, exchange of shares or other of our securities, extraordinary dividend (whether in the form of cash, shares or other property), liquidation, dissolution, or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the shares and otherwise equitable, in (a) the number and kind of shares remaining reserved and available for issuance, (b) the number and kind of shares to be subject to each automatic grant of an option, and (c) the number and kind of shares issuable upon exercise of outstanding options, and/or the exercise price per share thereof (provided that no fractional shares will be issued upon exercise of any option). In addition, the board of directors is authorized to make such adjustments in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting us or any of our subsidiaries or our financial statements, or in response to changes in applicable laws, regulations or accounting principles. The foregoing notwithstanding, no adjustments may be made except as will be necessary to maintain the proportionate interest of the Participant under the Plan and to preserve, without exceeding, the value of outstanding options and potential grants of options.

         If at any date an insufficient number of shares are available under the Plan for the automatic grant of options, options will first be automatically granted proportionately to each eligible director, to the extent shares are then available (provided that no fractional shares will be issued upon exercise of any option).

AUTOMATIC GRANTS

         An option to purchase 5,000 shares will automatically be granted to each eligible director (a) upon his or her initial election or appointment to the board of directors, and (b) at the close of business at each annual meeting of the Company's stockholders (pro-rated for the initial year of a director's service, based upon the number of months actually served). In addition, an option to purchase 2,500 shares will automatically be granted to each eligible director for each committee of the board of directors on which such director sits (y) upon his or her initial appointment as a committee member, and (z) at the close of business at each annual meeting of the Company's stockholders (pro-rated for the initial year of a committee member's service, based upon the number of months actually served).

TERMS OF EXERCISE

         The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the committee or by the board of directors.

EXERCISE PRICE

         The exercise price per share purchasable upon exercise of an option will be equal to 100% of the fair market value of a share of Puradyn common stock on the date of grant of the option. "Fair market value" of a share on a given date means the last sales price or, if last sales information is generally unavailable, the average of the closing bid and asked prices per share on such date (or, if there was no trading or quotation in the stock on such date, on the next preceding date on which there was trading or quotation) as reported in The Wall Street Journal.

MANNER OF EXERCISE

         A Participant may exercise an option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to our Corporate Secretary, specifying the option to be exercised and the number of shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of shares already owned by the Participant having a fair market value at the time of exercise equal to the exercise price or by a combination of cash and shares.

OPTION PERIOD

         A Participant's option will expire at the earlier of (a) five years after the date of grant or (b) one year after the date the Participant ceases to serve as a director for any reason. Each option may be exercised commencing two years following its grant (subject to any other limitations set forth in the option grant) or prior thereto in the event of (x) the sale or transfer of 50% of our equity interests in a single transaction; (y) the sale of substantially all of our assets to a third party or (z) our merger with a third party in which we are not the surviving entity or in which control of us is acquired by such third party or its stockholders.

LIMITATIONS

         Options under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a beneficiary in the event of the Participant's death, and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Notwithstanding the foregoing, the board or committee may, in its discretion, authorize all or a portion of the options granted to a Participant to be on terms which permit transfer by such Participant to (a) the spouse, children or grandchildren of such Participant ("Immediate Family Members"), (b) a trust or trusts for exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the option pursuant to which such awards are granted must be approved by the board of directors and must expressly provide for transferability in a manner consistent with this provision, and (z) subsequent transfers of transferred options are similarly limited. Following transfer, any such awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan, the term participant shall be deemed to refer to the transferee. Options under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors.

MODIFICATION AND TERMINATION OF PLANS

         The board of directors may amend, alter, suspend, discontinue or terminate the Plan or authority to grant options under the Plan without the consent of stockholders or Participants except that an amendment or alteration will be subject to the approval of our stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such board action if such approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect, and the board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted option. Unless earlier terminated by action of the board of directors, the Plan shall terminate at such time as no shares remain available for issuance under the Plan and we and Participants have no further rights or obligations under the Plan.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect on January 1, 2001. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

         In respect to the holder of options, the option holder does not recognize taxable income on the date of the grant of the option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.


           COMPENSATORY PLAN WITH OSCAR OTERO [PETRO PURE (PPI), INC.]

         This prospectus also relates to the resale of 50,000 shares of our common stock issuable upon exercise of warrants issued to Petro Pure (PPI), Inc., a Florida corporation that is wholly- owned by Oscar Otero. The warrants were issued under a warrant agreement dated March 8, 2000 between us and Petro Pure (PPI), Inc. The warrant agreement required that we register the shares issuable upon exercise of the warrants. The warrants are exercisable at any time from March 7, 2001 until March 7, 2003, at an exercise price of $3.88 per share.

                        SALES BY SELLING SECURITY HOLDERS

         The information under this heading relates to resales of Shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws. Shares issued pursuant to this prospectus to our affiliates are "control" shares under federal securities laws.


         The following table sets forth

         o        the name of each selling security holder,

         o the amount of common stock owned beneficially, directly or indirectly, by each selling security holder,

         o the maximum amount of Shares to be offered by the selling security holders pursuant to this prospectus,

         o the amount of common stock to be owned by each selling security holder following sale of the Shares, and

         o the percentage of our common stock to be owned by the selling security holder following completion of such offering (based on 15,457,791 shares of common stock of Puradyn outstanding at August 24, 2001), and adjusted to give effect to the issuance of shares upon the exercise of the named selling security holder's options or warrants, but no other person's options or warrants.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon the information provided by our transfer agent as of August 24, 2001.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the Shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the number of Shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the Shares owned by them which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

                                                                                                   Percentage
                                                                            Shares to be           to be Owned
Name of Selling                     Number of             Shares to          Owned After             After
Security Holder                   Shares Owned           be Offered           Offering              Offering
---------------                   ------------           ----------         ------------           -----------
Michael Castellano                     9,000              7,500(a)                9,000                 *
Oscar Otero                           50,000            50,000                        0                --
Ottavio Serena                       120,000             10,000(b)              120,000                 *
Peter Stephaich                      250,000             10,000(b)              250,000               1.6%
Joseph Vittoria                    1,143,334            200,000(b)            1,143,334               7.4%

---------------------

*        Less than 1.0%.

(a) These shares underlie options that vest and become exercisable on January 24, 2003 as to 7,500 shares and on May 16, 2003 as to 2,500 shares.

(b) These shares underlie options that vest and become exercisable on October 23, 2002.

                              PLAN OF DISTRIBUTION

         The information under this heading relates to resales of Shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

         The Shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell the securities in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates;

         o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of Puradyn and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         In connection with distributions of the Shares or otherwise, selling security holders may enter into hedging transactions with broker-dealers. In connection with the transactions, broker- dealers may engage in short sales of the Shares in the course of hedging the positions they assume with selling security holders. Selling security holders may also sell shares short and deliver the Shares to close out the positions. Selling security holders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares, which the broker-dealer may resell under this prospectus. The selling security holders may also pledge the Shares to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged Shares under this prospectus.

         We have advised the selling security holders that, at the time a resale of the Shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

         We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue (a) 20,000,000 shares of common stock, $.001 par value per share and (b) 500,000 shares of preferred stock, $.001 par value per share. As of August 24, 2001, there were issued and outstanding, 15,457,791 shares of common stock and no shares of preferred stock.

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our bylaws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

PREFERRED STOCK

         We may issue preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions as are determined by our board of directors. We have no present intention of issuing shares of preferred stock.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321, telephone number (954) 726-4954.


                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301. That firm and certain of its individual members own an aggregate of 72,000 shares of our common stock.


                                     EXPERTS

         The consolidated financial statements of Puradyn Filter Technologies Incorporated ("Puradyn") appearing in Puradyn's Annual Report (Form 10-KSB/A) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Article X of our Amended and Restated Certificate of Incorporation provide for indemnification of officers and directors. The specific provision of the Amended and Restated Certificate of Amendment related to such indemnification is as follows:

         "A. Persons. The Corporation shall indemnify, to the extent provided in paragraphs B, D or F:

                  (1) any person who is or was a director, officer, employee, or agent of the Corporation; and

                  (2) any person who serves or served at the Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

         B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfied the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

         C. Standard-- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

                  (1)      he is successful on the merits or otherwise; or

                  (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination and approved by the Board of Directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses the court shall deem proper.

         D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a Nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfied the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

         E. Standard-- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

                  (1)      he is successful on the merits or otherwise; or


                  (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination not approved by the Board of Directors and, with respect to any criminal actions or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

         F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in subparagraph C(2) (second sentence), the determination may be made by:

                  (1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

                  (2) independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

                  (3)      the stockholders of the Corporation.

         G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         H. Advance Payment. The Corporation shall pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

                  (1) the Board of Directors authorizes the specific payment; and

                  (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A through G.

         I. Nonexclusive. The indemnification and advance payment of expenses provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         J. Continuation. The indemnification provided by this Article X shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article X shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

         K. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A through H.

         L. Intention and Savings Clause. It is the intention of this Article X to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware, and this Article X shall be interpreted accordingly. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settle with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Delaware is amended, or other Delaware law is enacted, to permit further or additional indemnification of the persons defined in this Article X, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law."

         Article XI of our Amended and Restated Articles of Incorporation sets forth limitations on directors' liability by providing:

         "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the General Corporation Law of the State of Delaware, or
         (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware or other Delaware law is amended or enacted after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended, or such other Delaware law. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         o Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2000, filed on August 9, 2001;

         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 31, 2001;

         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on August 15, 2001;

         o        Definitive Information Statement filed August 15, 2001;

         o All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB for the year ended December 31, 2000; and

         o The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Puradyn Filter Technologies Incorporated, 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426.

Item 4.  Description of Securities
-------  -------------------------

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

         Article X of our Amended and Restated Certificate of Incorporation provide for indemnification of officers and directors. The specific provision of the Amended and Restated Certificate of Amendment related to such indemnification is as follows:

         "A. Persons. The Corporation shall indemnify, to the extent provided in paragraphs B, D or F:

                  (1) any person who is or was a director, officer, employee, or agent of the Corporation; and

                  (2) any person who serves or served at the Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

         B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfied the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

         C. Standard-- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

                  (1)      he is successful on the merits or otherwise; or

                  (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination and approved by the Board of Directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses the court shall deem proper.

         D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a Nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfied the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

         E. Standard-- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

                  (1)      he is successful on the merits or otherwise; or

                  (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination not approved by the Board of Directors and, with respect to any criminal actions or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

         F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in subparagraph C(2) (second sentence), the determination may be made by:

                  (1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

                  (2) independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

                  (3)      the stockholders of the Corporation.

         G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         H. Advance Payment. The Corporation shall pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

                  (1) the Board of Directors authorizes the specific payment; and

                  (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A through G.

         I. Nonexclusive. The indemnification and advance payment of expenses provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         J. Continuation. The indemnification provided by this Article X shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article X shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

         K. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A through H.

         L. Intention and Savings Clause. It is the intention of this Article X to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Delaware, and this Article X shall be interpreted accordingly. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settle with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Delaware is amended, or other Delaware law is enacted, to permit further or additional indemnification of the persons defined in this Article X, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law."

         Article XI of our Amended and Restated Articles of Incorporation sets forth limitations on directors' liability by providing:

         "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the General Corporation Law of the State of Delaware, or
         (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware or other Delaware law is amended or enacted after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended, or such other Delaware law. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption From Registration Claimed
-------  -----------------------------------

         Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

Item 8.  Exhibits

         5.1 Opinion and Consent of Atlas Pearlman, P.A. [includes Exhibit 23(i)].*

         10.1     2000 Non-Employee Directors' Stock Plan.*

         10.2     Compensatory Plan with Oscar Otero [Petro Pure (PPI), Inc.].*

         23.1     Consent of Independent Certified Public Accountants.*
--------------------
*        Filed herewith.

Item 9.  Undertakings
-------  ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida, on September 6, 2001.

                                               PURADYN FILTER TECHNOLOGIES,
                                               INCORPORATED

                                               By: /s/ Richard C. Ford
                                                  ------------------------------
                                                   Richard C. Ford
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----

/s/ Richard C. Ford                         Chief Executive Officer                       September 6, 2001
--------------------------------------      and Director (Principal
Richard C. Ford                             Executive Officer)


/s/ Joseph V. Vittoria                      Chairman of the Board                         September 6, 2001
--------------------------------------      of Directors
 Joseph V. Vittoria


/s/ Alan J. Sandler                         Vice-President, Secretary                     September 6, 2001
--------------------------------------      Chief Financial Officer and
Alan J. Sandler                             Director (Principal Accounting
                                            and Financial Officer)


/s/ Kevin G. Kroger                         President, Chief Operating                    September 6, 2001
--------------------------------------      Officer and Director
Kevin G. Kroger


/s/ Michael Castellano                      Director                                      September 6, 2001
--------------------------------------
Michael Castellano


/s/ Peter Stephaich                         Director                                      September 6, 2001
--------------------------------------
Peter Stephaich


/s/ Ottavio Serena                          Director                                      September 6, 2001
--------------------------------------
Ottavio Serena